Exhibit (iii)

FIDELITY BOND ANALYSIS SHEET

		Sum of
	Gross Assets at	Stand-Alone Series	Amount of
	8/31/23	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
California Municipal Bond Fund	365.1		750
California Municipal Income Trust	116.4		525
Core Bond Portfolio	597.0		900
Emerging Markets Local Income Portfolio	1,218.2		1250
Enhanced Equity Income Fund	672.0		900
Enhanced Equity Income Fund II	988.9		1000
Floating Rate Portfolio	5,930.5		2500
Floating-Rate Income Trust	579.3		900
Global Macro Absolute Return Advantage Portfolio	2,473.9		1700
Global Macro Capital Opportunities Portfolio	348.2		750
Global Macro Portfolio	1,825.0		1500
Global Opportunities Portfolio	2,818.0		1900
Greater India Portfolio	215.2		600
High Income Opportunities Portfolio	1,130.6		1250
International Income Portfolio	39.0		350
Limited Duration Income Fund	1,757.0		1500
Municipal Bond Fund	1,223.1		1250
Municipal Income 2028 Term Trust	266.2		750
Municipal Income Trust	637.6		900
National Municipal Opportunities Trust	329.5		750
New York Municipal Bond Fund	287.9		750
Risk-Managed Diversified Equity Income Fund	574.5		900
Senior Debt Portfolio	7,584.1		2500
Senior Floating-Rate Trust	570.0		900
Senior Income Trust	164.4		600
Short Duration Diversified Income Fund	210.8		600

Stock Portfolio	592.0		900
Short Duration Inflation-Protected Income Portfolio	503.4		900
Tax-Advantaged Dividend Income Fund	2,228.1		1700
Tax-Advantaged Global Dividend Income Fund	1,780.9		1500
Tax-Advantaged Global Dividend Opportunities Fund	513.3		900
Tax-Managed Buy-Write Income Fund	417.3		750
Tax-Managed Buy-Write Opportunities Fund	1,529.2		1500
Tax-Managed Diversified Equity Income Fund	1,963.8		1500
Tax-Managed Global Buy-Write Opportunities Fund	975.9		1000
Tax-Managed Global Diversified Equity Income Fund	2,645.6		1900
Tax-Managed Growth Portfolio	4,858.9		2500
Tax-Managed International Equity Portfolio	68.1		400
Tax-Managed Multi-Cap Growth Portfolio	221.7		600
Tax-Managed Small-Cap Portfolio	186.3		600
Tax-Managed Value Portfolio	896.5		1000
Emerging Markets Debt Opportunities Fund	1,492.6
Eaton Vance Series Fund, Inc.		1,492.6	1250
Atlanta Capital Focused Growth Fund	1,097.1
Atlanta Capital Select Equity Fund	757.9
Atlanta Capital SMID-Cap Fund	11,392.2
Focused Growth Opportunities Fund	164.0
Focused Value Opportunities Fund	279.9
Greater China Growth Fund	47.7
International Small-Cap Fund	58.2
Richard Bernstein All Asset Strategy Fund	507.1
Richard Bernstein Equity Strategy Fund	727.0
Worldwide Health Sciences Fund	1,004.2
Eaton Vance Growth Trust Series Totals		16,035.3	2500
Income Fund of Boston	5,004.5
Parametric Tax-Managed Emerging Markets Fund	500.3
Eaton Vance Series Trust II Totals	5,504.8	2500

Arizona Municipal Income Fund	73.8
California Municipal Opportunities Fund	715.8
Connecticut Municipal Income Fund	101.3
Georgia Municipal Income Fund	115.6
Maryland Municipal Income Fund	76.4
Massachusetts Municipal Income Fund	152.6
Minnesota Municipal Income Fund	228.8
Missouri Municipal Income Fund	87.3
Municipal Opportunities Fund	556.3
National Municipal Income Fund	3,771.3
New Jersey Municipal Income Fund	149.7
New York Municipal Income Fund	359.3
North Carolina Municipal Income Fund	187.2
Ohio Municipal Income Fund	197.5
Oregon Municipal Income Fund	152.1
Pennsylvania Municipal Income Fund	156.2
South Carolina Municipal Income Fund	172.8
Virginia Municipal Income Fund	58.0
Eaton Vance Municipals Trust Series Totals		7,312.0	2500
National Ultra-Short Municipal Income Fund	380.1
Short Duration Municipal Opportunities Fund	771.8
National Limited Maturity Municipal Income Fund	506.7
New York Municipal Opportunities Fund	65.2
Eaton Vance Investment Trust Series Totals		1,723.8	1500
High Yield Municipal Income Fund	1,272.4
Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund	78.3
Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund	705.5
Parametric TABS Intermediate-Term Municipal Bond Fund	442.7
Parametric TABS Short-Term Municipal Bond Fund	203.8
Eaton Vance Municipals Trust II Series Totals		2,702.7	1900

AMT-Free Municipal Income Fund	230.6
Total Return Bond Fund	1,079.8
Global Income Builder Fund	233.8
Government Opportunities Fund	436.1
Short Duration High Income Fund	75.7
Multi-Asset Credit Fund	465.3
Parametric Commodity Strategy Fund	1,415.8
Parametric Dividend Income Fund	97.7
Parametric Emerging Markets Fund	194.2
Parametric International Equity Fund	443.4
Parametric Volatility Risk Premium - Defensive Fund	800.4
Short Duration Government Income Fund	3,453.1
Tax-Managed Global Dividend Income Fund	586.5
Eaton Vance Mutual Funds Trust Series Totals		9,512.4	2500
Dividend Builder Fund	846.9
Growth Fund	343.5
Large-Cap Value Fund	1,523.2
Small-Cap Fund	143.5
Eaton Vance Special Investment Trust Series Totals		2,857.1	1900
VT Floating-Rate Income Fund	586.8
Eaton Vance Variable Trust Series Totals		586.8	900